AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 2016

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	23-3016517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

409 Silverside Road
Wilmington, DE 19809
(302) 385-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Damian Kozlowski
Chief Executive Officer
The Bancorp, Inc.
409 Silverside Road
Wilmington, Delaware 19809
(302) 385-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark E. Rosenstein, Esq.
Ledgewood, P.C.
Two Commerce Square
2001 Market Street, Suite 3400
Philadelphia, PA 19103
(215) 731-9450

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by the selling stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $1.00 per share	17,473,888	$6.265	$109,473,909	$12,689

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.
(2)	Pursuant to Rule 457(c) of the Securities Act, calculated on the basis of the average of the high and low prices per share of the registrant's Common Stock reported on the Nasdaq Global Select Market on September 29, 2016.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities, in any state in which the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 5, 2016

PROSPECTUS

THE BANCORP, INC.

17,473,888 shares of Common Stock

This prospectus covers the sale of an aggregate of 17,473,888 shares of our common stock, $1.00 par value per share, by the selling security holders identified in this prospectus.

We will not receive any proceeds from the sale of these shares by the selling stockholders. We are paying the cost of registering the shares covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs, if any, related to the offer and sale of their shares.

Sales of these shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. If required, the number of shares to be sold, the public offering price of those shares, the names of any underwriters, broker-dealers or agents and any applicable commission or discount will be included in a supplement to this prospectus, which we refer to as a prospectus supplement.

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol "TBBK." On October 4, 2016, the last reported sale price of our common stock on the NASDAQ Global Market was $6.52.

AN INVESTMENT IN THESE SECURITIES INVOLVES MATERIAL RISKS AND UNCERTAINTIES. YOU SHOULD READ CAREFULLY THE RISK FACTORS ON PAGE 1 OF THIS PROSPECTUS, IN ANY PROSPECTUS SUPPLEMENT AND IN OUR PERIODIC REPORTS AND OTHER SECURITIES AND EXCHANGE COMMISSION FILINGS, FOR FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS. THESE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

This Prospectus is Dated                     , 2016

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ABOUT THIS PROSPECTUS

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of The Bancorp, Inc. See "Where You Can Find Additional Information" for more information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of this prospectus or the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since any such date.

Unless the context otherwise requires, "Bancorp," "the Company," "we," "us," "our" and similar terms refer to The Bancorp, Inc.  "Bank" refers to The Bancorp Bank, a wholly-owned subsidiary of Bancorp.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission, or SEC, encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus and documents incorporated herein by reference contain such "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act.

Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes," "should" and words and terms of similar substance used in connection with any discussion of future operating and financial performance identify forward-looking statements. Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus or incorporated herein by reference to "we," "us," and "our" or similar terms, are to The Bancorp, Inc. and its subsidiaries.

We claim the protection of safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus to other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the risk factors discussed and identified in our Annual Report on Form 10-K for the year ended December 31, 2015, and in other of our public filings with the SEC;
•	weak economic and slow growth conditions in the U.S. economy and significant dislocations in the credit markets have had, and may in the future have, significant adverse effects on our assets and operating results, including increases in payment defaults and other credit risks, decreases in the fair value of some assets and increases in our provision for loan losses;
•	weak economic and credit market conditions may result in a reduction in our capital base, reducing our ability to maintain deposits at current levels;
•	operating costs may increase;
•	adverse governmental or regulatory policies may be promulgated affecting not only the general bank regulatory environment in which we operate but also our specialized lending lines;
•	management and other key personnel may be lost;

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•	competition may increase;
•	the costs of our interest-bearing liabilities, principally deposits, may increase relative to the interest received on our interest-bearing assets, principally loans, thereby decreasing our net interest income;
•	loan and investment yields may decrease for various reasons resulting in a lower net interest margin;
•	possible geographic concentration of certain of our loans could result in our loan portfolio being adversely affected by economic factors unique to the geographic area and not reflected in other regions of the country;
•	the market value of real estate that secures certain of our loans has been, and may continue to be, adversely affected by recent economic and market conditions, and may be affected by other conditions outside of our control such as lack of demand for real estate of the type securing our loans, natural disasters, changes in neighborhood values, competitive overbuilding, weather, casualty losses, occupancy rates and other similar factors;
•	we must satisfy our regulators with respect to Bank Secrecy Act, Anti-Money Laundering and other regulatory mandates to prevent additional restrictions on adding customers and to remove current restrictions on adding certain customers;
•	the loans from our discontinued operations are now held for sale and were marked to fair value by an independent third party; however, the actual sales price could differ from those third party fair values. The reinvestment rate for the proceeds of those sales in investment securities depends on future market interest rates; and
•	we may not be able to sustain our historical growth rate in our specialized lending, prepaid card and other lines of business.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.  Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

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THE COMPANY

We are a Delaware financial holding company whose principal subsidiary is The Bancorp Bank, which we wholly own. Through the Bank, we provide a wide range of commercial and retail banking products and services to both regional and national markets. We were formed in 1999 and commenced operations in July 2000. Our offices are located at 409 Silverside Road, Wilmington, Delaware 19809 and our telephone number is (302) 385-5000. We also maintain executive offices at 1818 Market Street, Philadelphia, Pennsylvania 19103. Our web address is www.thebancorp.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks contained in our Annual Report on Form 10-K for the year ended December 31, 2015, which has been filed with the SEC and incorporated herein by reference, in addition to the other information contained or incorporated by reference in this prospectus or in an applicable prospectus supplement, before purchasing any of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of these risks described could materially adversely affect our business, financial condition and results of operations. In such case, you could lose some portion or all of your original investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares offered pursuant to this prospectus. The selling stockholders will receive all of the proceeds from the sale of the shares of common stock offered by this prospectus. For information about the selling stockholders, see "Selling Stockholders."

The selling stockholders will pay any commissions and expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration and filing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders consist of shares previously issued to the selling stockholders, and shares issued upon the conversion of our Series C mandatorily convertible cumulative non-voting perpetual preferred stock, par value $0.01 per share, or the Series C Preferred Shares, held by the selling stockholders as a result of the special meeting of stockholders of the Company held on September 29, 2016.  For additional information regarding the issuances of those shares and the Series C Preferred Shares, see "Private Placement of Common Shares and Series C Preferred Shares" below.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares beneficially owned (unless indicated otherwise in footnotes) by each selling stockholder as of September 29, 2016. The third column lists the shares being offered by the selling stockholders pursuant to this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

The information set forth below is based on information provided by or on behalf of the selling stockholders prior to the date hereof. Information concerning the selling stockholders may change from time to time. The selling stockholders may from time to time offer and sell any or all of the shares under this prospectus. Because the selling stockholders are not obligated to sell shares, we cannot state with certainty the amount of shares that the selling stockholders will hold upon consummation of any such sales. In addition, since the date on which the selling stockholders provided this information to us, such selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares. We are registering the shares to permit each selling stockholder to resell the shares when such stockholder deems appropriate, subject to the restrictions on transfer set forth under "Plan of Distribution."

To our knowledge, except for the ownership of the shares of common stock and as described below, the selling stockholders have not had any material relationship with us within the past three years. Also to our knowledge and except as indicated otherwise in footnotes below and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The address for each of the officers or directors listed in the table below is c/o The Bancorp, Inc., 409 Silverside Road, Wilmington, DE 19809.

	Beneficial Ownership of Common Stock Prior to the Offering		Common Stock Saleable Pursuant to this Prospectus	Beneficial Ownership of Common Stock After the Offering
Name of Selling Stockholder	Number of Shares	Percent of Class		Number of Shares	Percent of Class
Bay Pond Investors USB, LLC(2)	1,018,561	1.8%	1,018,561	0	–
Bay Pond Partners, L.P.(2)	2,362,303	4.3%	1,445,041	917,262	1.7%
Ithan Creek Investors USB, LLC(2)	513,689	*	513,689	0	–
Wolf Creek Investors USB, LLC(2)	299,822	*	299,822	0	–
Wolf Creek Partners, L.P.(2)	278,725	*	278,725	0	–
Silver Creek CS SAV, L.L.C.(3)	375,798	*	237,801	137,997	*
Nantahala Capital Partners SI, LP(3)	2,264,556	4.1%	1,923,236	341,320	*
Nantahala Capital Partners Limited Partnership(3)	274,669	*	144,731	129,938	*
Blackwell Partners LLC - Series A(3)	737,011	1.3%	457,644	279,367	*
Castle Creek Capital Partners VI, L.P.(4)	2,707,898	4.9%	2,707,898	0	–
TFO Financial Institutions Restructuring Fund III LLC(5)	1,333,594	2.4%	1,333,594	0	–
Stieven Financial Investors, L.P.(6)	985,716	1.8%	985,716	0	–
Stieven Financial Offshore Investors, Ltd. (6)	214,642	*	214,642	0	–
P&I Hammerhead, LP (7)	2,647,449	4.8%	2,647,449	0	–
Emigrant Portfolio Management Company, LLC(8)	2,620,200	4.7%	740,200	1,880,000	3.4%
Hawk Ridge Master Fund, L.P.(9)	1,532,899	2.8%	667,002	865,897	1.6%
Financial Stocks Limited Partnership(10)	333,501	*	333,501	0	–
Second Curve Opportunity Fund, L.P.(11)	48,144	*	48,144	0	–
Second Curve Partners II, L.P.(11)	48,367	*	48,367	0	–
Second Curve Partners International, LTD.(11)	96,290	*	96,290	0	–
Second Curve Vision Fund International, LTD.(11)	48,144	*	48,144	0	–
Second Curve Vision Fund L.P.(11)	48,144	*	48,144	0	–
Cloister Capital, LLC(12)	200,265	*	200,265	0	–
Scott Reed	10,281	*	10,281	0	–
John Chrystal(14)	244,807	*	225,000	19,807	*
Daniel Cohen(15)	1,307,516	2.4%	220,000	1,087,516	2.0%
The Betsy and Edward 2012 Grandchildren's Trusts dated May 22, 2012(16)	220,000	*	220,000	0	–
Walter Beach(17)	1,297,818	2.3%	180,000	1,117,818	2.0%
James McEntee III (18)	224,084	*	100,000	124,084	*
Damian Kozlowski(19)	59,790	*	50,000	9,790	*
Paul Frenkiel(20)	178,722	*	10,000	168,722	*
Jeremy Kuiper(21)	167,141	*	10,000	157,141	*
Don McGraw(22)	181,221	*	10,000	171,221	*

* Less than 1%

(1)	"Beneficial ownership" is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person's name. The term also includes what is referred to as "indirect ownership," meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any securities that are currently exercisable or exercisable within 60 days of September 29, 2016.
(2)	The selling stockholder is an affiliate of a broker-dealer, Wellington Management Advisers, Inc. The selling stockholder purchased the securities in the ordinary course of business and at the time of the purchase of the securities, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(3)	Nantahala Capital Management, LLC is a Registered Investment Advisor and has been delegated the legal power to vote and/or direct the disposition of securities on behalf of these entities as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or these Selling Stockholders that they are themselves beneficial owners of these shares of common stock for purposes of Section 13(d) of the Exchange Act or any other purpose.
(4)	John M. Eggemeyer, Mark G. Merlo, John T. Pietrzak and J. Mikesell Thomas are each individually managing principles of Castle Creek Capital VI LLC, the sole general partner of the selling stockholder and each individual equally shares voting and/or investment power of the common shares held by the selling stockholder. Our board of directors resolved to appoint Mr. Eggemeyer as a director. Mr. Eggemeyer's appointment will be effective upon completion of regulatory review, non-objection or approval as required by applicable law. During the pendency of the regulatory review period, Mr. Eggemeyer will be a non-voting observer to our board of directors.
(5)	Abdulmohsin Al Omran, Adel Al Mangour, Arup Asadullah and Jon P. Hedley are Directors of TFO Financial Institutions Restructuring Fund III SPC, which is the managing member of the selling stockholder. Dragomir Kolev is the Portfolio Manager of TFO Financial Institutions Restructuring Fund III SPC. Each individual has voting and/or investment power over the common shares held by the selling stockholder.
(6)	Stieven Capital GP, LLC is the general partner of Stieven Financial Investors, L.P., and in such capacity has voting and investment control over the shares held by this selling stockholder. Stieven Capital Advisors, L.P. is the investment manager of Stieven Financial Investors, L.P and Stieven Financial Offshore Investors, Ltd., and in such capacity has voting and investment control over the shares held by both of these selling stockholders. Joseph A. Stieven, Stephen L. Covington, Daniel M. Ellefson and Mark J. Ross are members of the general partner and managing directors of the investment manager, and as a result, they may each be deemed to have voting and investment control over shares held by both of these selling stockholders.
(7)	Josiah Hornblower and Shivan Govindan, the Managing Members of the selling stockholder's sole shareholder, share voting and/or investment power of the common shares held by the selling stockholder. Our board of directors resolved to appoint Mr. Govindan as a director. Mr. Govindan's appointment will be effective upon completion of regulatory review, non-objection or approval as required by applicable law. During the pendency of the regulatory review period, Mr. Govindan will be a non-voting observer to our board of directors.
(8)	Emigrant Bank is the sole member of the selling stockholder and is a wholly owned subsidiary of Emigrant Bancorp, Inc. ("Emigrant Bancorp"). Emigrant Bancorp is a wholly owned subsidiary of New York Private Bank & Trust Corporation ("NYPB&TC"), and the Paul Milstein 1998 CONTINUATION TRUSTS A, B and C (the "Trusts") own 100% of the voting stock of NYPB&TC. Howard P. Milstein is the Chairman, President and Chief Executive Officer of NYPB&TC, Emigrant Bancorp and Emigrant Bank and is the President and Chief Executive Officer of the PIM Trust Company, the trustee of the Trusts. As a result of the foregoing, each of the selling stockholder, Emigrant Bank, Emigrant Bancorp, NYPB&TC, the Trusts and Howard P. Milstein may be deemed to beneficially own the common shares held directly by the selling stockholder. Emigrant Bank, Emigrant Bancorp, NYPB&TC, the Trusts and Howard P. Milstein disclaim beneficial ownership of such common shares. The selling stockholder is an affiliate of a broker-dealer. GSP Securities, LLC, a registered broker- dealer, is a majority-owned subsidiary of Emigrant Bancorp. The selling stockholder purchased the securities in the ordinary course of business and at the time of the purchase of the securities, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(9)	David Brown is the Managing Member of Hawk Ridge Capital Management, L.P, the Investment Manager of the selling stockholder and has voting and/or investment power over the common shares held by the selling stockholder.
(10)	FSI Group, LLC is controlled by John M. Stein and Steven N. Stein and is the general partner of Financial Stocks Limited Partnership, which is the record owner of the common shares and over which FSI Group, LLC has trading discretion. Therefore, FSI Group, LLC, John M. Stein and Steven N. Stein share with Financial Stocks Limited Partnership the power to vote and dispose of such shares, and, accordingly, may be deemed the beneficial owners of such shares. FSI Group, LLC, Steven N. Stein and John M. Stein disclaim beneficial ownership of the shares owned by Financial Stocks Limited Partnership, except to the extent of their pecuniary interest therein.

(11)	Thomas K. Brown is the Portfolio Manager of the selling stockholder and has voting and/or investment power over the common shares held by the selling stockholder.
(12)	Joel S. Lawson IV is the Managing Member of the selling stockholder and has voting and/or investment power over the common shares held by the selling stockholder.
(13)	[Reserved]
(14)	Mr. Chrystal is our former Interim Chief Executive Officer and is currently a director. Holdings consist of: (a) 238,500 common shares owned directly, (b) 5,000 common shares issuable upon exercise of options and (c) 1,307 common shares held in a 401(k) plan account for the benefit of Mr. Chrystal.
(15)	Mr. Cohen is our Chairman. Holdings consist of: (a) 572,281 common shares owned directly; (b) 200,000 common shares issuable upon exercise of options; (c) 235 common shares held in a 401(k) plan account for the benefit of Mr. Cohen; (d) 315,000 common shares owned by a charitable foundation of which Mr. Cohen is a co-trustee; and (e) 220,000 shares held by a grandchildren's trust of which Mr. Cohen is a co-trustee. Mr. Cohen is an affiliate of a broker-dealer. Mr. Cohen purchased the securities in the ordinary course of business and at the time of the purchase of the securities, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(16)	Mr. Daniel Cohen, our Chairman, is a co-trustee of the trust. Mr. Cohen is an affiliate of a broker-dealer. Mr. Cohen purchased the securities in the ordinary course of business and at the time of the purchase of the securities, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(17)	Mr. Beach is our director. Holdings consist of: (a) 330,829 common shares owned directly; (b) options to purchase 28,000 common shares; and (c) 938,989, common shares owned by various accounts managed by Beach Investment Counsel, Inc., Beach Asset Management, LLC or Beach Investment Management, LLC, investment management firms for which Mr. Beach is a principal and which possess investment and/or voting power over the shares.
(18)	Mr. McEntee is a member of our board of directors. Holdings consist of: (a) 198,084 common shares owned directly and (b) 26,000 common shares issuable upon exercise of options. Mr. McEntee is an affiliate of a broker-dealer. Mr. McEntee purchased the securities in the ordinary course of business and at the time of the purchase of the securities, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(19)	Mr. Kozlowski is our Chief Executive Officer and a director. Holdings consist of: (a) 50,000 common shares held directly and (b) 9,790 common shares held in a 401(k) plan account for the benefit of Mr. Kozlowski.
(20)	Mr. Frenkiel is our Chief Financial Officer. Holdings consist of: (a) 17,500 common shares owned directly, (b) 156,000 common shares issuable upon exercise of options and (c) 5,222 common shares held in a 401(k) plan account for the benefit of Mr. Frenkiel.
(21)	Mr. Kuiper is our Managing Director. Holdings consist of: (a) 17,500 common shares owned directly, (b) 148,000 common shares issuable upon exercise of options and (c) 1,641 common shares held in a 401(k) plan account for the benefit of Mr. Kuiper.
(22)	Mr. McGraw is our Executive Vice President and Chief Credit Officer. Holdings consist of: (a) 33,415 common shares owned directly, (b) 140,500 common shares issuable upon exercise of options and (c) 7,306 common shares held in a 401 (k) plan account for the benefit of Mr. McGraw.

Private Placement of Purchased Common Shares and Series C Preferred Shares

On August 5, 2016, we entered into a Securities Purchase Agreement, or the securities purchase agreement, with the selling stockholders pursuant to which we sold an aggregate of 7,560,000 shares of our common stock at a purchase price of $4.50 per share, and 40,000 Series C Preferred Shares at a purchase price of $1,000 per share, in a private placement, for total consideration of approximately $74 million. We also entered into a subscription agreement dated as of August 5, 2016, or the subscription agreement, with certain of our directors and executive officers.  Pursuant to the subscription agreement, on September 29, 2016, upon receiving the affirmative vote of a majority of the shares of common stock eligible to vote at the special meeting, we sold 1,025,000 shares of common stock to certain of our directors and executive officers at $4.50 per share, for total consideration of approximately $4.6 million.  Also on September 29, 2016, pursuant to the terms of the Series C Preferred Shares, upon receiving the affirmative vote of a majority of the shares of common stock eligible to vote at our special meeting held on September 29, 2016, each Series C Preferred Share was converted into 8,888,881 shares of common stock.

The foregoing summary descriptions of the securities purchase agreement and subscription agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are incorporated by reference into the registration statement of which this prospectus is a part.

Directors and Officers; Side Letters

John Chrystal, our former Interim Chief Executive Officer and a member of our board of directors, Daniel Cohen, our Chairman, Damian Kozlowski, our Chief Executive Officer and a member of the board of directors, Paul Frenkiel, our Chief Financial Officer, Jeremy Kuiper, our Managing Director of Payment Solutions, Donald McGraw, our Executive Vice President and Chief Credit Officer, and Walter Beach and James McEntee III, who are members of our board of directors, are parties to the subscription agreement and are selling stockholders.

Pursuant to the terms of the securities purchase agreement, two investors, Pilgrims & Indians Capital LLC, or P&I, and Castle Creek Capital, or CC, entered into side letter agreements with us. Under the terms of the side letter agreements, each of P&I and CC are each entitled to have one representative appointed to our board of directors for so long as each entity, together with its respective affiliates, owns, in the aggregate, 4% or more of all of our outstanding common stock.  If P&I or CC hold less than 4% of all of the outstanding common shares, but 50% or more of their shares purchased in the private placement, then such investor will be entitled to have one representative attend all meetings of our board of directors as a nonvoting observer for so long as such entity, together with its respective affiliates, owns, in the aggregate, 50% or more of the shares it purchased in the private placement. On August 17, 2016, our board of directors resolved to appoint John Eggemeyer and Shivan Govindan as directors in satisfaction of the side letter agreements.  Mr. Eggemeyer's and Mr. Govindan's respective appointments will be effective upon completion of regulatory review, non-objection or approval as required by applicable law.  During the pendency of the regulatory review period, Mr. Eggemeyer and Mr. Govindan will be non-voting observers to our board of directors.  The foregoing description of the side letters do not purport to be complete and are qualified in their entirety by the forms of the side letters attached as exhibits to the securities purchase agreement, incorporated by reference into the registration statement of which this prospectus is a part.

Registration Rights Agreement

In connection with the private placement discussed above, we entered into a registration rights agreement dated as of August 5, 2016, or the registration rights agreement, with each of the purchasers under the securities purchase agreement and the directors and officers parties to the subscription agreement. Pursuant to the terms of the registration rights agreement, we agreed to file a resale registration statement by no later than October 15, 2016 for the purpose of registering the resale of the common shares issued in the private placement and the shares of common stock issuable upon conversion of the Series C Preferred Shares. We have agreed to use commercially reasonable efforts to have the registration statement declared effective with the SEC as soon as practical, but not later than the 90th day from August 5, 2016 (or, in the event the SEC reviews and has written comments to the registration statement, the 120th calendar day from August 5, 2016).

In addition, the selling stockholders have the right to demand that we register their shares of common stock for sale in registered underwritten offerings, with a requirement that such demand be made by one or more selling stockholders holding not less than $20 million of common shares.  The selling stockholders also have piggyback rights to register their shares of common stock in other registered underwritten offerings of equity securities conducted by us, subject to customary cutbacks.

We must pay all fees and expenses related to our obligations under the registration rights agreement, except underwriting discounts and commissions, if any, which must be paid by the selling stockholders.  In addition, the registration rights agreements provide that we will indemnify the selling stockholders whose shares are covered by this prospectus or a prospectus supplement against losses, claims, damages, liabilities, judgments, costs and expenses arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in such prospectus or prospectus supplement or other violation of applicable laws that occurred in connection with registration of shares under the registration rights agreements.  The selling stockholders whose shares are covered by this prospectus or prospectus supplement will severally indemnify us against losses, claims, damages, liabilities, judgments, costs and expenses arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in this prospectus or prospectus supplement to the extent that such untrue statement was made in reliance upon information provided by such selling stockholders.  The registration rights for the shares of common stock held by the selling stockholders cease when: (a) a registration statement covering such shares is effective and such shares have been sold or disposed of pursuant to such effective registration statement; (b) such shares have been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) such shares are held by us or one of our subsidiaries; (d) such shares become eligible for sale without volume or manner of sale restrictions under Rule 144 by the holder thereof, and we are not required to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (except that, with respect to the demand rights for underwritten offerings and piggy-back rights, then registration rights continue notwithstanding eligibility to freely sell shares under Rule 144); or (e) such shares have been sold in a private transaction in which the transferor's rights under the registration rights agreement are not assigned to the transferee of such securities.

DESCRIPTION OF COMMON STOCK

General

We have the authority to issue 75,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of September 29, 2016, after the conversion of the Series C Preferred Shares, we had 55,409,204 shares of common stock outstanding and no preferred stock outstanding.

The following description of the material terms of our common stock and of our certificate of incorporation and bylaws is only a summary. You should refer to our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus is a part, for their complete terms.

Common Stock

Voting rights. Each share of common stock is entitled to one vote on all matters presented to stockholders, including the election of directors. There is no cumulative voting in the election of directors.

Dividends. We may pay dividends as declared from time to time by the board of directors out of funds legally available for that purpose. See Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2015, which we refer to as our 2015 10-K and which is incorporated by reference in this prospectus, under the caption "Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities" for a description of our dividend policy, and Item 1 of our 2015 10-K under the captions "Business – Regulation under Banking Law - Federal Regulation," "- Basal III Capital Rules" and "- Delaware Regulation" for statutory and regulatory restrictions on our ability to pay dividends.

Liquidation. In the event we are dissolved, liquidated or wound up, common stockholders are entitled to receive a pro rata portion of our assets remaining after payment or provision for payment of all of our debts and liabilities and payment of the liquidation preference of any outstanding preferred stock.

No Preemptive Rights; Redemption. Common stockholders are not entitled to preemptive rights and our common stock is not subject to call or redemption.

Transfer Agent. We have appointed American Stock Transfer & Trust Company to act as the transfer agent for our common stock.

Listing. Our common stock is quoted on the NASDAQ Global Select Market under the symbol "TBBK."

 Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

We summarize various provisions of Delaware law, our certificate of incorporation and our bylaws in the following paragraphs. These provisions may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for his or her shares.

Certificate of incorporation and bylaws. Our certificate of incorporation and bylaws currently contain provisions that may be deemed to be "anti-takeover" in nature. These provisions are the current authorization of 75,000,000 shares of common stock, the current authorization of 5,000,000 shares of preferred stock and the elimination of preemptive rights.

The authorization for the issuance of substantial numbers of shares of common stock and preferred stock and the elimination of preemptive rights for common stock provides our board of directors with as much flexibility as possible to issue additional shares, without further stockholder approval, for corporate purposes, including financings, acquisitions, stock dividends, stock splits, employee incentive plans and similar purposes. These additional shares, however, may also be used by the board of directors, if consistent with its fiduciary responsibilities to deter future attempts to gain control over us. Moreover, because a stockholder does not have preemptive rights, he or she does not have a right to subscribe for a proportionate part of any such issuance.

Delaware law. We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the Delaware General Corporation Law. Under Section 203 of the General Corporation Law, a Delaware corporation may not engage in any business combination with any interested stockholder for a period of three years following the date such stockholder became an interested stockholder, unless:

•	before such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding:

•	shares owned by persons who are directors and also officers, and

•	employee stock plans, in certain instances; or

•
on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines an interested stockholder of a corporation to be any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) who:

•	owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation; or

•
is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person (and any affiliate or associate of such person) is an interested stockholder.

             Section 203 defines business combinations to include certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder.

The restrictions imposed by Section 203 will not apply to a corporation if:

•	the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203; or

•
the corporation, by the action of stockholders holding a majority of the outstanding voting stock, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203.

We have not opted out of Section 203. Section 203 could under certain circumstances make it more difficult for a third party to gain control of us, deny stockholders the receipt of a premium on their common stock and may reduce the price at which the common stock may be sold.

Federal banking law. Federal law pertaining to bank holding companies and banks also may have an anti-takeover effect. See Item 1 of our 2015 10-K under the caption "Business – Regulation under Banking Law - Federal Regulation—Change in Control".

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their common stock on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of their shares of common stock or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

The selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the securities to close out such short positions, or loan or pledge the securities that in turn may sell such securities. The selling stockholders also may transfer, donate and pledge offered securities, in which case the transferees, donees, pledgees or other successors in interest may be deemed selling stockholders for purposes of this transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale by the selling stockholders of the offered securities. A selling stockholder may decide to sell all or a portion of the securities offered by it pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, a selling stockholder may transfer sell, transfer or devise the securities by other means not described in this prospectus. Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

Underwriters, broker-dealers (including selling stockholders who are registered broker-dealers) or agents participating in the distribution of the offered securities are deemed to be "underwriters" within the meaning of the Securities Act. Selling stockholders, including those who are affiliates of registered broker-dealers, may be deemed to be underwriters within the meaning of the Securities Act. Profits on the sale of securities by selling stockholders, and any commission received by any other underwriter, broker-dealer or agent, may be deemed to be underwriting commissions under the Securities Act. Selling stockholders that are deemed to be underwriters are subject to statutory liabilities, including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling stockholders and any other relevant person of any of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at www.thebancorp.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under "Incorporation of Certain Documents by Reference," below, the information contained on our website or the SEC website is not intended to be incorporated reference in this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016.

•	Our Current Reports on Form 8-K filed May 18, 2016, May 24, 2016, July 29, 2016, August 8, 2016, August 19, 2016, August 26, 2016 and September 29, 2016.

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 10, 2004.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, and on or after the date of this prospectus and prior to the termination of this offering made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update and supersede information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Attention: Paul Frenkiel
The Bancorp, Inc.
409 Silverside Road
Wilmington, Delaware 19809
(302) 385-5000

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

EXPERTS

The audited consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are the expenses (other than underwriting discounts and commissions) we expect to pay in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, all the amounts set forth below are estimated:

SEC registration fee	$12,689
Accounting fees and expenses	$15,000
Legal fees and expenses	$25,000
Miscellaneous expenses	$2,311

Total	$55,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the provisions of Section 145 of the Delaware General Corporation Law, the registrant may indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys' fees incurred in connection with such proceedings).

The registrant's Bylaws provide for indemnification of directors and officers of the registrant to the full extent permitted by applicable law. In accordance with the Delaware General Corporation Law, the registrant's Certificate of Incorporation contains a provision to limit the personal liability of the directors of the registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the registrant or its stockholders for monetary damages except (i) for breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty.

The above is a general summary of certain indemnity provisions of the DGCL and is subject, in all cases, to the specific and detailed provisions of the Sections referenced herein.

The registrant maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

ITEM 16.	EXHIBITS

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on October 5, 2016.

THE BANCORP, INC.

By:	/s/Damian Kozlowski
Damian Kozlowski
Chief Executive Officer
(principal executive officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Damian Kozlowski and Paul Frenkiel, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 5, 2016.

/s/ Damian Kozlowski	Chief Executive Officer and Director (principal executive officer)
DAMIAN KOZLOWSKI

/s/ Paul Frenkiel	Chief Financial Officer (principal financial officer), Executive Vice President and Secretary
PAUL FRENKIEL

/s/ Martin F. Egan	Chief Accounting Officer (principal accounting officer) and Senior Vice President
MARTIN F. EGAN

/s/ Daniel G. Cohen	Chairman
DANIEL G. COHEN

/s/ Walter T. Beach	Director
WALTER T. BEACH

/s/ Michael J. Bradley	Director
MICHAEL J. BRADLEY

/s/ Matthew Cohn	Director
MATTHEW COHN

/s/ William H. Lamb	Director
WILLIAM H. LAMB

/s/ James J. Mcentee III	Director
JAMES J. MCENTEE III

/s/ John Chrystal	Director
JOHN CHRYSTAL

/s/ Hersh Kozlov	Director
HERSH KOZLOV

/s/ Mei-Mei Tuan	Director
MEI-MEI TUAN

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

5.1	Opinion of Ledgewood as to the legality of the securities being registered

10.1	Securities Purchase Agreement, dated August 5, 2016, between The Bancorp, Inc. and each of the Investors(1)

10.2	Registration Rights Agreement, dated August 5, 2016, between The Bancorp, Inc. and each of the Investors(1)

10.3	Subscription Agreement, dated August 5, 2016, between The Bancorp, Inc. and the purchasers named therein(1)

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included as part of signature pages to this registration statement)

(1)	Filed previously as an exhibit to the Registrant's Current Report on Form 8-K filed on August 8, 2016.